BANYAN CORPORATION

2004 HUMAN RESOURCES INCENTIVE PLAN

ARTICLE I

PURPOSES

                  Section 1.1. Purposes. The purposes of the Banyan Corporation 2004 Human Resources Incentive Plan (the "Incentive Plan") are to enhance the long-term stockholder value of Banyan Corporation, an Oregon corporation (the "Company") by encouraging highly qualified employees, directors, officers, independent contractors, consultants, agents, and advisors to serve the Company by offering an additional stake in its growth and success through stock ownership.

ARTICLE II

DEFINITIONS

                  For purposes of this Incentive Plan, the following terms shall have the following meanings, unless the context otherwise requires:

                  Section 2.1. "Award" means an award or grant made pursuant to this Incentive Plan, including, but not limited to, awards or grants of Stock Awards and Options, or any combination of the foregoing.

                  Section 2.2. "Board" means the Board of Directors of the Company.

                  Section 2.3. "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, whose determination shall be conclusive and binding.

                  Section 2.4. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  Section 2.5. "Common Stock" means the Class A Common Stock, no par value, of the Company.

                  Section 2.6. "Corporate Transaction" means any of the following events:

                  (a) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of Common Stock are converted into cash, securities or other property (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of capital stock of the surviving corporation immediately after the merger);

                  (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation (as the term "Subsidiary Corporation" is defined in Section 8.3) of the Company; or,

                  (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

                  Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) under the Exchange Act as in effect on the date of adoption of this Incentive Plan.

                  Section 2.7. "Disability" means "disability" as that term is defined for purposes of Section 22(e)(3) of the Code.

                  Section 2.8. "Disposition Date" means the date on which an Optionee sells, exchanges, or gifts or otherwise transfers or disposes of the Common Stock underlying an Option.

                  Section 2.9. "Early Retirement" means early retirement as that term is defined by the Plan Administrator from time to time for purposes of this Incentive Plan.

                  Section 2.10. "Employee" means an individual with whom the Company has an employment relationship, determined with reference to withholding rules in §3401 of the Code.

                  Section 2.11. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  Section 2.12. "Exercise Date" means the date on which the Optionee tenders the Exercise Price to the Company.

                  Section 2.13. "Exercise Price" means the price per share of stock established by the Plan Administrator at which the Optionee may acquire the stock underlying the Option.

                  Section 2.14. "Fair Market Value" shall be (a) the prevailing market price of the Common Stock determined with reference to the most contemporaneous cash sale prices as of the Grant Date, if the Common Stock is not listed on NASDAQ or an exchange, (b) if the Common Stock is listed on the NASDAQ or the OTC Bulletin Board, the average of the high and low per share sales prices for the Common Stock as reported by the NASD for a single trading day, or (c) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the average of the high and low per share sales prices for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the Fair Market Value.

                  Section 2.15. "Grant Date" means the date the Plan Administrator adopted the granting resolution and all conditions precedent to the grant have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date. If, however, the Plan Administrator designates in a resolution a later date as the date an Award is to be granted, then such later date shall be the "Grant Date."

                  Section 2.16. "Incentive Award Agreement" means the written instrument that evidences the award of Options or a Stock Award to a containing such terms, conditions, limitations and restrictions as this Incentive Plan may require and the Plan Administrator shall deem advisable that are not inconsistent with this Incentive Plan. In the case of Options, an Incentive Award Agreement shall be substantially in the form as set forth in the Human Resources Incentive Plan Stock Option Award attached as Exhibit A hereto. In the case of a Stock Award, the Incentive Award Agreement shall be in such form as the Plan Administrator may establish from time to time in accordance with this Incentive Plan.

                  Section 2.17. "Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualifies as an "incentive stock option" as that term is defined in Section 422 of the Code.

                  Section 2.18. "Legacy Plans" shall include any of the existing stock option plans of the Company, including the 1996 Incentive Stock Option Plan and the 2000 Incentive Stock Option Plan and any stock options and warrants heretofore issued on an ad hoc basis.

                  Section 2.19. "Non-Qualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

                  Section 2.20. "Option" means the right but not the obligation to purchase Common Stock granted under Section 7.

                  Section 2.21. "Optionee" means the individual granted an Option.

                  Section 2.22. "Participant" means (a) the person to whom an Award is granted; (b) for a Participant who has died, the personal representative of the Participant's estate, the person(s) to whom the Participant's rights under the Award have passed by will or by the applicable laws of descent and distribution, or the beneficiary designated in accordance with Article X; or (c) person(s) to whom an Award has been transferred in accordance with Section 10.

                  Section 2.23. "Plan Administrator" means the Board or any committee of the Board designated to administer this Incentive Plan under Section 3.1.

                  Section 2.24. "Retirement" means retirement as of the individual's normal retirement date as the Plan Administrator from time to time for purposes of this Incentive Plan defines that term.

                  Section 2.25. "Securities Act" means the Securities Act of 1933, as amended.

                  Section 2.26. "Stock Award" means shares of Common Stock or units denominated in Common Stock granted under Article IX, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

                  Section 2.27. "Subsidiary," except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

ARTICLE III

ADMINISTRATION

                  Section 3.1. Plan Administrator. This Incentive Plan shall be administered by the Board, or a committee or committees (which term includes subcommittees) appointed by, and consisting of one or more members of the Board or officers of the Company. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "non employee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering this Incentive Plan with respect to designated classes of eligible persons to different committees consisting of one or more members of the Board or officers of the Company, subject to such limitations, as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

                  Section 3.2. Administration and Interpretation by the Plan Administrator. Except for the terms and conditions explicitly set forth in this Incentive Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under this Incentive Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any Incentive Award Agreement. The Plan Administrator shall also have exclusive authority to interpret this Incentive Plan and may from time to time adopt, and change, rules and regulations of general application for this Incentive Plan's administration. The Plan Administrator's interpretation of this Incentive Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to this Incentive Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate from time to time administrative duties to such of the Company's officers as it may determine.

ARTICLE IV

STOCK SUBJECT TO INCENTIVE PLAN

                  Section 4.1. Authorized Number of Shares. Subject to adjustment from time to time as provided in Section 11.1, a maximum of forty (40,000,000) shares of Common Stock shall be available for issuance under this Incentive Plan.

                  Section 4.2. Limitations. Subject to adjustment from time to time as provided in Section 11.1, not more than two million (2,000,000) shares of Common Stock may be made subject to Awards under this Incentive Plan to any individual in the aggregate in any one fiscal year of the Company, except that the Company may make additional one-time grants of up to two million shares (2,000,000) to newly hired individuals or Optionees, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

                  Section 4.3. Re-Use of Shares. Any Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares) and/or Common Stock subject to repurchase or forfeiture which is subsequently reacquired by the Company, shall again be available for issuance in connection with future grants of Awards under this Incentive Plan; provided, however, that for purposes of Section 4.2, any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

ARTICLE V

ELIGIBILITY

                  Section 5.1. Eligibility. Awards may be granted under this Incentive Plan to those Employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be granted to directors, officers, independent contractors, consultants, agents, and advisors who provide services to the Company and its Subsidiaries.

ARTICLE VI

AWARDS

                  Section 6.1. Form and Grant of Awards. The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under this Incentive Plan. Such Awards may include, but are not limited to, Incentive

Stock Options, Non-Qualified Stock Options and Stock Awards. Awards may be granted singly or in combination.

                  Section 6.2. Settlement of Awards. The Company may settle Awards through the delivery of shares of Common Stock, cash payments, the granting of replacement Awards or any combination thereof as the Plan Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies, as the Plan Administrator shall determine. The Plan Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred stock equivalents. The Plan Administrator may at any time offer to buy out, for a payment in cash or Common Stock, an Award previously granted based on such terms and conditions as the Plan Administrator shall establish and communicate to the Participant at the time such offer is made.

                  Section 6.3. Acquired Company Awards. Notwithstanding anything in this Incentive Plan to the contrary, the Plan Administrator may grant Awards under this Incentive Plan in substitution for awards issued under other plans, or assume under this Incentive Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of an Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

                  Section 6.4. Options Outstanding under Legacy Plans. The Plan Administrator shall substitute, in the case of Employees, Incentive Stock Options and, in the case of directors, officers, independent contractors, consultants, agents and advisors who are not Employees, Non-Qualified Stock Options, under this Incentive Plan for all outstanding granted under the Legacy Plans, each of which shall be subject to and conformed with this Incentive Plan and reissued in conformity therewith as of their respective original grant dates.

ARTICLE VII

TERMS AND CONDITIONS OF OPTIONS

                  Section 7.1. Grant of Options. The Plan Administrator is authorized under this Incentive Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Non-Qualified Stock Options, which shall be appropriately designated.

                  Section 7.2. Option Exercise Price. The Exercise Price shall be as determined by the Plan Administrator; provided, however, that he Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Grant Date with respect to Incentive Stock Options, subject to the provisions of Section 8.2 hereof in the case of 10% shareholders.

                  Section 7.3. Term of Options. The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be ten (10) years from the Grant Date.

                  Section 7.4. Exercise and Vesting of Options. The Plan Administrator shall establish and set forth in each Incentive Award Agreement the time at which, or the installments in which, an Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time or from time to time. If not so established in the Incentive Award Agreement, the Option will be immediately exercisable and the shares subject to the Option will vest according to the following schedule, which may be waived or modified by the Plan Administrator at any time: the number of shares determined by multiplying the percentage obtained by dividing (a) the length of the Participant's employment or service with the Company or its Subsidiaries by (b) the number of years from the Grant Date that the Option is exercisable. Any unvested shares acquired upon exercise of an Option shall be subject to repurchase by the Company upon termination of the Participant's employment or services in accordance with the provisions of Section 14.1.

                  To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in form and substance as set forth in the Notice of Exercise of Human Resources Incentive Plan Stock Option Award attached hereto as Exhibit B (the "Notice of Exercise") in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. The Plan Administrator may determine at any time that an Option may not be exercised as to less than one hundred (100) shares at any one time for vested shares and any number in its discretion for unvested shares (or the lesser number of remaining shares covered by the Option). Execution and delivery of the Notice of Exercise shall be a condition precedent to exercise of an Option by the Participant.

                  Section 7.5. Payment of Exercise Price. The Exercise Price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Exercise Price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and one or both of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a fair market value on the day prior to the exercise date equal to the aggregate Option Exercise Price or (b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed Notice of Exercise, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option Exercise Price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. In addition, the Exercise Price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5, by (a) a promissory note delivered pursuant to Section 12 or (b) such other consideration as the Plan Administrator may permit.

                  Section 7.6. Post-termination Exercise. The Plan Administrator shall establish and set forth in each Incentive Award Agreement whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Participant ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the Incentive Award Agreement, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

                  In case of termination of the Participant's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares vested at the date of such termination, only (a) within one year if the termination of the Participant's employment or services is coincident with Retirement, Early Retirement at the Company's request or Disability or (b) within three months after the date the Participant ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Participant's employment or services is for any reason other than Retirement, Early Retirement at the Company's request or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Participant's death may be exercised, to the extent of the number of shares vested at the date of the Participant's death, by the personal representative of the Participant's estate, the person(s) to whom the Participant's rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 10.1 at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not vested on the date of termination of the Participant's employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Participant's employment or services for Cause, the Option shall automatically terminate upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant's employment or services with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option likewise shall be suspended during the period of investigation.

                  With respect to Employees, unless the Plan Administrator at any time determines otherwise, "termination of the Participant's employment or services" for purposes of this Incentive Plan (including without limitation this Section 7 and Section 14) shall mean any reduction in the Participant's regular hours of employment by fifty percent (50%) or more. A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

ARTICLE VIII

INCENTIVE STOCK OPTION LIMITATIONS

                  To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

                  Section 8.1. Dollar Limitation. Unless otherwise provided by the Plan Administrator in the Incentive Award Agreement, if and to the extent the aggregate Fair Market Value of Common Stock determined as of the Grant Date with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under this Incentive Plan and all other stock option plans of the Company) exceeds one hundred thousand dollars ($100,000) determined in accordance with Section 422 of the Code (the "$100,000 Exercise Limitation"), then exercise of the appropriate portion of the Incentive Stock Options that correspond to the Fair Market Value in excess of $100,000 shall be delayed until the following calendar year or years thereafter in which the $100,000 Exercise Limitation would not be contravened by exercise thereof.

                  In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, the $100,000 Exercise Limitation and the compliance rules set forth herein shall be applied on the basis of the order in which such Options were granted, determined by Grant Date.

                  Notwithstanding the foregoing, if compliance with the $100,000 Exercise Limitation will result in the exercisability of any vested shares being delayed more than thirty (30) days beyond the vesting date for such shares, the Option shall be deemed to be two options. The first Option shall be for the maximum number of shares subject to the Option that can comply with the $100,000 Exercise Limitation without causing the Option to be unexercisable as to vested shares. The second Option, which shall be treated as a Non-Qualified Stock Option and not as an Incentive Stock Option, shall be for the balance of the shares subject to the Option and shall be exercisable on the same terms and at the same time as set forth in this Incentive Award Agreement; provided, however, that (i) vesting of the Second Option will not be affected by cessation of Participant's employment or services on behalf of the Company for any reason; and (ii), such shares shall become vested shares on the same date or dates as set forth in this agreement without regard to this paragraph. Unless Participant specifically elects to the contrary on the Exercise Date, the first Option shall be deemed to be exercised first to the maximum possible extent and then the second Option shall be deemed to be exercised.

                  Section 8.2. 10% Shareholders. If an individual owns more than ten percent (10%) of the total voting power of all classes of the Company's stock, then the Exercise Price per share of an Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of ten percent (10%) ownership shall be made in accordance with Section 422 of the Code.

                  Section 8.3. Eligible Employees. Individuals who are not Employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "Parent Corporation" and "Subsidiary Corporation" shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

                  Section 8.4. Term. The term of an Incentive Stock Option shall not exceed ten (10) years.

                  Section 8.5. Exercisability. To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability (as hereinafter defined in this Section 8.5), such Option must be exercised within one (1) year after such termination. Employment shall not be deemed to continue beyond the first ninety (90)

days of a leave of absence unless statute or contract guarantees the Participant's reemployment rights. For purposes of this Section 8.5, "total disability" shall mean a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of twelve (12) months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to occur on the first day after the Company has furnished its opinion of total disability to the Plan Administrator.

                  Section 8.6. Taxation of Incentive Stock Options. In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two (2) years after the Grant Date of the Incentive Stock Option and one year from the Exercise Date. A Participant may be subject to the alternative minimum tax at the Exercise Date of an Incentive Stock Option. The Plan Administrator shall require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

                  Section 8.7. Promissory Notes. The amount of any promissory note delivered pursuant to Section 13.1 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

ARTICLE IX

STOCK AWARDS

                  Section 9.1. Grant of Stock Awards. The Plan Administrator is authorized to make Awards of Common Stock or Awards denominated in units of Common Stock on such terms and conditions and subject to such restrictions, if any (which may be based on continuous service with the Company or the achievement of performance goals, where such goals may be stated in absolute terms or relative to comparison companies), as the Plan Administrator shall determine, in its sole discretion, which terms, conditions and restrictions shall be as set forth in the Incentive Award Agreement. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of the Stock Award shall occur by reason of termination of the Participant's employment or service relationship.

                  Section 9.2. Issuance of Shares. Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Participant's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall release, as soon as practicable, to the Participant or, in the case of the Participant's death, to the personal representative of the Participant's estate or as the appropriate court directs, the appropriate number of shares of Common Stock.

                  Section 9.3. Waiver of Restrictions. Notwithstanding any other provisions of this Incentive Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Stock Award under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

ARTICLE X

ASSIGNABILITY

                  Section 10.1. Assignability. No Awards granted under this Incentive Plan or any interest therein may be assigned, pledged or transferred by the Participant other than by will or by the applicable laws of descent and distribution. During the Participant's lifetime an Award may be exercised only by the Participant or a permitted assignee or transferee of the Participant (as provided below). Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Participant to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Participant's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in this Incentive Plan and the Incentive Award Agreement, which terms and conditions will not otherwise change.

ARTICLE XI

ADJUSTMENTS

                  Section 11.1. Adjustment of Shares. In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i)

the maximum number and kind of securities subject to this Incentive Plan as set forth in Section 4.1, (ii) the maximum number and kind of securities that may be made subject to Awards to any individual as set forth in Section 4.2, and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

                  Section 11.2. Corporate Transaction.

                  11.2.1. Options. Except as otherwise provided in the Incentive Award Agreement, in the event of a Corporate Transaction, the Plan Administrator shall determine whether provision will be made in connection with the Corporate Transaction for an appropriate assumption of the Options theretofore granted under this Incentive Plan (which assumption may be effected by means of a payment to each Participant (by the Company or any other person or entity involved in the Corporate Transaction), in exchange for the cancellation of the Options held by such Participant, of the difference between the then Fair Market Value of the aggregate number of shares of Common Stock then subject to such Options and the aggregate Exercise Price that would have to be paid to acquire such shares) or for substitution of appropriate new options covering stock of a successor corporation to the Company or stock of an affiliate of such successor corporation. If the Plan Administrator determines that such an assumption or substitution will be made, the Plan Administrator shall give notice of such determination to the Participants, and the provisions of such assumption or substitution, and any adjustments made (i) to the number and kind of shares subject to the outstanding Options (or to the options in substitution therefor), (ii) to the Exercise Prices, and/or (iii) to the terms and conditions of the stock options, shall be binding on the Participants. Any such determination shall be made in the sole discretion of the Plan Administrator and shall be final, conclusive and binding on all Participants. If the Plan Administrator, in its sole discretion, determines that no such assumption or substitution will be made, the Plan Administrator shall give notice of such determination to the Participants, and each Option that is at the time outstanding shall automatically accelerate so that each such Option shall, immediately prior to the specified effective date for the Corporate Transaction, become one hundred percent (100%) vested and exercisable, except that such acceleration will not occur if, in the opinion of the Company's outside accountants, it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment. All such Options shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the successor corporation or an affiliate thereof.

                  11.2.2. Stock Awards. Except as otherwise provided in the Incentive Award Agreement, in the event of a Corporate Transaction, the vesting of shares subject to

Stock Awards shall accelerate, and the forfeiture provisions to which such shares are subject shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with the Corporate Transaction. If unvested Options are to be assumed, continued or substituted by a successor corporation without acceleration upon the occurrence of a Corporate Transaction, the forfeiture provisions to which such Stock Awards are subject will continue with respect to shares of the successor corporation that may be issued in exchange for such shares subject to Stock Awards.

                  Section 11.3. Further Adjustment of Awards. Subject to Section 11.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

                  Section 11.4. Limitations. The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE XII

WITHHOLDING

                  Section 12.1. Withholding. The Company or the Plan Administrator may require the Participant to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Award. Subject to this Incentive Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Participant to satisfy withholding obligations, in whole or in part, (a) by paying cash, (b) by electing to have the Company withhold shares of Common Stock or (c) by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Subsidiary.

ARTICLE XIII

LOANS, INSTALLMENT PAYMENTS
AND LOAN GUARANTEES

                  Section 13.1. Loans, Installment Payments and Loan Guarantees. Subject to applicable legal restrictions, to assist a Participant (including a Participant who is an officer or a director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under this Incentive Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the extension of a loan to the Participant by the Company, (b) the payment by the Participant of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a loan obtained by the Participant from a third party. The terms of any loans, installment payments or loan guarantees, including the interest rate and terms of repayment, will be subject to the Plan Administrator's discretion. Loans, installment payments and loan guarantees may be granted with or without security. The maximum credit available is the purchase price, if any, of the Common Stock acquired, plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

ARTICLE XIV

REPURCHASE RIGHTS; ESCROW

                  Section 14.1. Repurchase Rights. Unless otherwise provided in the Incentive Award Agreement, by accepting an Option, Participant grants the Company the right and option to repurchase any Common Stock subject to the Option that remains unvested on the earlier of: (a) the date Participant ceases to be an Employee or provide services, as the case may be, to the Company or any Subsidiary for any reason whatsoever, including, without limitation termination with or without Cause, death or permanent Disability, and (b) the date Participant or Participant's legal representative attempts to sell, transfer, assign, pledge, encumber or otherwise dispose of any unvested shares in contravention of any of the provisions of this Incentive Plan, the Incentive Award Agreement or the Notice of Exercise.

                  The Company may exercise the repurchase option by giving Participant written notice within sixty (60) days after (a) such termination of employment or services (or exercise of the Option, if later) or (b) the Company has received notice of the attempted disposition. If the Company fails to give notice within such sixty (60) day period, the repurchase option shall terminate, unless the Participant and the Company have extended the time for the exercise of the repurchase option. The repurchase option must be exercised, if at all, for all the unvested shares, except as Participant and the Plan Administrator or the Company may otherwise agree.

                  Payment to Participant by the Company shall be made in cash within thirty (30) days after the date of mailing the written notice of exercise of the repurchase option. The repurchase option must be exercised, if at all, for all the unvested shares, except as Participant and the Company may agree otherwise.

                  Payment to Participant by the Company shall be made in cash within thirty (30) days after the date of the mailing of the written notice of exercise of the repurchase option. For purposes of the foregoing, cancellation of any indebtedness Participant owes to the Company shall be treated as payment to Participant in cash to the extent of the unpaid principal and any accrued interest canceled. The purchase price per share being repurchased by the Company shall be an amount equal to Participant's original Exercise Price therefor, as adjusted as provided in the Plan. Participant shall deliver the shares of stock being repurchased to the Company at the same time as the Company delivers the purchase price to Participant.

                  Participant authorizes and directs the Plan Administrator, the Company's Chief Financial Officer or transfer agent to transfer to the Company any unvested shares as to which the repurchase option has been exercised.

                  The Company shall have the right to assign the repurchase option at any time or from time to time to any person whether or not the repurchase option is then exercisable.

                  The repurchase option shall remain in full force and effect in the event of a Corporate Transaction; provided however, that if, pursuant to Section 11.2.1, the Plan Administrator shall determine that no substitution or assumption of Options will be made in connection with the Corporate Transaction and the vesting of such options is therefore accelerated, the repurchase option shall terminate and all unvested shares shall be fully vested.

                  Nothing in this agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Participant's employment or services on behalf of the Company, for any reason, with or without Cause.

                  Subject to the terms and conditions of this Incentive Plan, the unvested shares may not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of under any circumstances, whether voluntarily, by operation of law, by gift or by applicable laws of descent and distribution. Any attempted transaction in unvested shares in conflict with this Incentive Plan or an Incentive Award Agreement shall be null and void.

                  The Plan Administrator shall have the discretion, exercisable either before or after the Participant's cessation of employment or services, to cancel the Company's outstanding repurchase rights and authorize the issuance of unvested shares of Common Stock pursuant to the exercise of an Option and thereby effectively accelerate the vesting of such shares.

                  Section 14.2. Escrow. To ensure that shares of Common Stock acquired pursuant to an Award that are subject to any repurchase or forfeiture right, stockholders agreement and/or security for any promissory note will be available for repurchase or forfeiture, the Plan Administrator may require the Participant to deposit the certificate or certificates evidencing such shares with an agent designated by the Plan Administrator under the terms and conditions of escrow and security agreements approved by the Plan Administrator. If the Plan Administrator does not require such deposit as a condition of exercise of an Option or grant of a Stock Award, the Plan Administrator reserves the right at any time to require the Participant to so deposit the certificate or certificates in escrow. The Company shall bear the expenses of the escrow.

                  As soon as practicable after the expiration of any repurchase or forfeiture rights or stockholders agreement, and after full repayment of any promissory note secured by the shares in escrow, the agent shall deliver to the Participant the shares no longer subject to such restrictions and no longer security for any promissory note.

                  In the event shares held in escrow are subject to the Company's exercise of a repurchase or forfeiture right or a stockholders agreement, the notices required to be given to the Participant shall be given to the agent and any payment required to be given to the Participant shall be given to the agent. Within thirty (30) days after payment by the Company, the agent shall deliver the shares, which the Company has purchased to the Company and shall deliver the payment received from the Company to the Participant.

                  In the event of any stock dividend, stock split or consolidation of shares or any like capital adjustment of any of the outstanding securities of the Company, any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of ownership of shares acquired upon exercise of an Option or grant of a Stock Award shall be subject to any repurchase or forfeiture rights, stockholders agreement, and/or security for any promissory note with the same force and effect as the shares subject to such repurchase or forfeiture rights, stockholders agreement and/or security interest immediately before such event.

ARTICLE XV

MARKET STANDOFF

                  Section 15.1. Market Standoff. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, a person shall not sell, or make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any shares issued pursuant to an Award granted under this Incentive Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect only if and to the extent and for such period of time as may be requested by the Company or such underwriters and agreed to by the Company's officers and directors; provided, however, that in no event shall the weighted average number of days in such period exceed one (1) year. The limitations of this paragraph shall in all events terminate two (2) years after the effective date of the Company's initial public offering.

                  In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock effected as a class without the Company's receipt of consideration, then any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 15, to the same extent the purchased shares are at such time covered by such provisions.

                  In order to enforce the limitations of this Section 15.1, the Company may impose stop-transfer instructions with respect to the purchased shares and any new, substituted or additional securities distributed with respect to the purchased shares until the end of the applicable standoff period.

ARTICLE XVI

AMENDMENT AND TERMINATION
OF INCENTIVE PLAN

                  Section 16.1. Amendment of Incentive Plan. This Incentive Plan may be amended only by the Board in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, stockholder approval will be required for any amendment that will (a) increase the total number of shares available for issuance under this Incentive Plan, (b) modify the class of persons eligible to receive Options, or (c) otherwise require stockholder approval under any applicable law or regulation.

                  Section 16.2. Termination of Incentive Plan. The Board may suspend or terminate this Incentive Plan at any time. This Incentive Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than ten (10) years after the date of the Legacy Plans.

                  Section 16.3. Consent of Participant. The amendment or termination of this Incentive Plan shall not, without the consent of the Participant, impair or diminish any rights or obligations under any Award theretofore granted under this Incentive Plan.

                  Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

ARTICLE XVII

GENERAL

                  Section 17.1. Evidence of Awards. Awards granted under this Incentive Plan shall be evidenced by an Incentive Award Agreement as defined in Article II hereof.

                  Section 17.2. Continued Employment of Participant. Nothing in this Incentive Plan, participation in this Incentive Plan or any action of the Plan Administrator taken under this Incentive Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of any person.

                  Section 17.3. Registration. The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, this Incentive Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

                  Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the non issuance or sale of such shares as to which such requisite authority shall not have been obtained.

                  As a condition to the exercise of an Award, the Company may require the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant's own account and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require such other action or agreement by the Participant as may from time to time be necessary to comply with the federal and state securities laws.

                  Section 17.4. No Rights as Stockholder. No Option or Stock Award denominated in units shall entitle the Participant to any dividend, voting or other right of a stockholder unless and until the date of issuance under this Incentive Plan of the shares that are the subject of such Award, free of all applicable restrictions.

                  Section 17.5. Compliance with Regulations. Notwithstanding anything in this Incentive Plan to the contrary, the Board, in its sole discretion, may bifurcate this Incentive Plan so as to restrict, limit or condition the use of any provision of this Incentive Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning this Incentive Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of this Incentive Plan, any Option granted as an Incentive Stock Option pursuant to this Incentive Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

                  Section 17.6. No Trust or Fund. This Incentive Plan is intended to constitute an "unfunded" Incentive Plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

                  Section 17.7. Severability. If any provision of this Incentive Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify this Incentive Plan or any Option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of this Incentive Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of this Incentive Plan and any such Option shall remain in full force and effect.

ARTICLE XVIII

EFFECTIVE DATE

                  Section 18.1. Effective Date. This Incentive Plan's effective date is the date on which the Board adopts it, so long as it is approved by the Company's stockholders at any time within 12 months of such adoption.

                  IN WITNESS WHEREOF, this Incentive Plan has been adopted by the Board and approved by the Company's stockholders on October 28, 2004.

BANYAN CORPORATION

S E A L	/s/ Michael Gelmon

Michael Gelmon, Chief Executive Officer

Attest:	/s/ Cory Gelmon
Cory Gelmon, President , Chief Financial Officer and Secretary

EXHIBIT A

FORM OF
HUMAN RESOURCES INCENTIVE PLAN
STOCK OPTION AWARD

[Name of Participant]
[Address of Participant]

Dear [Name of Participant]:

                  We are pleased to inform you that the Board of Directors [Plan Administrator] of Banyan Corporation, a Delaware Corporation (the "Company"), hereby awards and grants to you ("Participant") as of ______________ , 200__ (the "Grant Date") the right and option to purchase _____________ shares of the Class A Common Stock, no par value of the Company at the exercise price of $ ____________ per share (the "Exercise Price"), for a term of _________ years from the Grant Date (the "Option").

                  This Option is subject to the restrictions as set forth below and to all the terms and conditions of the Banyan Corporation 2004 Human Resources Incentive Award Plan (the "Incentive Plan"), a copy of which is attached hereto and incorporated herein by this reference. The terms used herein that are defined in the Incentive Plan shall have the same meanings ascribed to them in the Incentive Plan. By signing below, you and your spouse (if any) acknowledge that you have read and understood the Incentive Plan, are familiar with the terms and conditions of the Incentive Plan, agree to be bound by the terms and conditions of the Incentive Plan, and have received such independent tax and legal advice as you and your spouse (if any) have deemed necessary to accept this Option.

                  This Option [mark one] ____ is _____ is not granted with the intention that it be treated as an Incentive Stock Option as defined in the Incentive Plan.

                  For terms and conditions of the Incentive Plan describing the installments in which this Option shall vest and become exercisable, please refer to Section 7.4, "Exercise and Vesting."

                  For terms and conditions of the Incentive Plan relating to exercise of this Option if a Participant ceases to be employed by, or to provide services to, the Company, please refer to Section 7.6, "Post Termination Exercise."

                  For terms and conditions of the Incentive Plan relating to the treatment of Options to the extent aggregate Fair Market Value of Options exercisable for the first time during any calendar year exceeds $100,000, please refer to Section 8.1, "Dollar

Limitation."

                  For terms and conditions of this Incentive Plan relating to whether provision will be made in connection with a Corporate Transaction for an assumption of this Option or an acceleration of vesting and exercisability, please refer to Section 11.2.1, "Corporate Transaction -- Options."

                  For terms and conditions of the Incentive Plan relating to the Company's repurchase of the issuance of unvested shares of Common Stock pursuant to the exercise of an Option and the escrow of shares subject to such repurchase right, please refer to Sections 14.1 and 14.2, entitled "Repurchase Rights" and "Escrow" respectively.

                  The undersigned agrees to give the Plan Administrator or its designee at the offices of the Company prompt written notice of the sale, transfer or other disposition of any Common Stock acquired by exercise of this Option.

                  This agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and to the heirs, executors, administrators and personal representatives of the undersigned Participant and his or her spouse, if any.

                  IN WITNESS WHEREOF, the Company, the Participant and his or her spouse have executed, agreed to and accepted this agreement on the respective dates set forth below.

Dated:_________ , 2004.

"Company"

By:____________________________________
_________________, Authorized Officer

ATTEST:

_____________________________

                  Accepted and agreed to this ________ day of ________ , 2004.

"Participant"

_________________________

                  Agreed to and accepted this ________ day of ________ , 2004.

Spouse of Participant

__________________________________________

EXHIBIT B

FORM OF NOTICE OF EXERCISE
OF HUMAN RESOURCES INCENTIVE PLAN
STOCK OPTION AWARD

Plan Administrator
And Board of Directors
Banyan Corporation

Gentlemen:

                  I hereby elect to exercise Options to purchase ____________ shares of Banyan Corporation (the "Company") Class A Common Stock, $.no par value (the "Shares"), pursuant to the Company's 2004 Human Resources Incentive Plan, dated October 28, 2004 (the "Incentive Plan"). I acknowledge to the Company that (1) any unvested Shares acquired upon exercise of Options hereby shall be subject to repurchase by the Company upon termination of my employment or services or any unauthorized disposition of the Shares, in accordance with the provisions of Section 14.1 of this Incentive Plan, (2) the Shares to be issued to me are being acquired for investment and not with a view to the distribution thereof, (3) that I will not offer, sell, transfer, or otherwise dispose of the Shares except in a transaction which does not violate the Securities Act of 1933, as amended (the "Act"), and (4) that the Shares are "restricted securities" as that term is defined in Rule 144 of the General Rules and Regulations under the Act.

                  I acknowledge and understand that the Shares are unregistered and must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. I also understand the Company is the only person, which may register its securities under the Act. Furthermore, the Company has not made any representations, warranties, or covenants to me regarding the registration of the Shares or compliance with Regulation A or some other exemption under the Act.

                  I further acknowledge that I am fully aware of the applicable limitations on the resale of the Shares. Rule 144 and Rule 237 permit sales of "restricted securities" upon compliance with certain requirements. If either Rule 144 or Rule 237 is available and relied upon for the resale of the Shares, I may resell the Shares only in accordance with its limitations. Any and all certificates representing the Shares and any securities issued in replacement or exchange therefor, shall bear the following legend, which I have read and understood:

"The shares represented by this Certificate have not been registered under the Securities

Act of 1933 (the "Act"), and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

                  I further agree that the Company shall have the right to issue stop transfer instructions to its transfer agent to bar the transfer of any of my certificates except in accordance with the Act. I acknowledge that the Company has informed me of its intention to issue such instructions.

                  I will provide the Plan Administrator prompt written notice of any disposition of any of the Shares.

Dated:

Very truly yours,

Participant

                  Agreed to and accepted this ________ day of ________ , 2004.

Spouse of Participant

__________________________________________